Exhibit 10.28
EXCESS SERVICING SPREAD
SALE AND ASSIGNMENT AGREEMENT
by and between
NATIONSTAR MORTGAGE LLC
(Seller)
and
NIC MSR I LLC
(Purchaser)
Dated and effective as of December 8, 2011

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EXHIBITS
Exhibit A — Schedule of Mortgage Loans as of September 30, 2011
Exhibit B — Seller’s Officer Certificate
Exhibit C — Purchaser’s Officer Certificate
Exhibit D — Location of Credit Files
Exhibit E — Form of Summary Remittance Report
Exhibit F — Form of Delinquency Report
Exhibit G — Form of Disbursement Report
Exhibit H — Seller Chief Executive Office, Jurisdictions and Recording Offices

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EXCESS SERVICING SPREAD SALE AND ASSIGNMENT AGREEMENT
     This EXCESS SERVICING SPREAD SALE AND ASSIGNMENT AGREEMENT (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of December 8, 2011, is by and between NIC MSR I LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”), and Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) (Purchaser and Seller will collectively be referred to as the “Parties” and each, a “Party”).
W I T N E S S E T H:
     WHEREAS, Seller and Bank of America, National Association, a national banking association, have entered into the Mortgage Servicing Rights Purchase and Sale Agreement, dated as of September 30, 2011, pursuant to which Seller acquired and assumed all right, title and interest in Mortgage Servicing Rights to a certain portfolio of residential mortgage loans owned or securitized by Freddie Mac;
     WHEREAS, by assuming all servicing rights pursuant to the Mortgage Servicing Rights Purchase and Sale Agreement, Seller is entitled to a servicing spread and other incidental fees with respect to the related Mortgage Loans;
     WHEREAS, the servicing spread exceeds the aggregate compensation that Seller requires to service the related Mortgage Loans;
     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, a portion of such excess servicing spread; and
     WHEREAS, Purchaser and Seller desire to set forth the terms and conditions pursuant to which Seller will sell, transfer and assign, to Purchaser, all of Seller’s right, title and interest in and to a portion of the excess servicing spread, and Purchaser will purchase and assume all right, title and interest in and to such portion of the excess servicing spread;
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES
     Section 1.01 Definitions.
     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
     90 Day Period: The meaning given to such term in Section 3.01.

     Accepted Servicing Practices: With respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with applicable Agency servicing practices and procedures as set forth in the Servicing Agreements, and in a manner at least equal in quality to the servicing that Seller provides to mortgage loans which it owns in its own portfolio.
     Agency: Freddie Mac, or any successor thereto, the Federal National Mortgage Association, or any successor thereto, or the Government National Mortgage Association or any successor thereto, as applicable.
     Agreement: As defined in the introduction hereof.
     Ancillary Income: All incidental servicing fees (such as late fees, assignment transfer fees, returned check fees, special services fees, amortization schedule fees, HAMP, modification and incentive income, etc.) that are supplemental to the servicing spread payable to the servicer pursuant to the applicable servicing fee rate under the Servicing Agreements.
     Applicable Law: With reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.
     Bank: Wells Fargo Bank, National Association, or any successor thereto, in its capacity as “Bank” under the Custodial Account Control Agreement or the Reserve Account Control Agreement, as applicable, or any third party custodian or trustee in similar capacity under any replacement account control agreements.
     Base Servicing Fee: With respect to a Collection Period,
     (a) for Mortgage Loans that were BA-Serviced Mortgage Loans during any part of the Collection Period, the Interim Servicing Fee and all other amounts payable to Bank of America, National Association pursuant to Section 8 of the Interim Servicing Agreement for such Collection Period, plus
     (b) for Mortgage Loans that were Nationstar-Serviced Mortgage Loans during any part of a Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of the Nationstar-Serviced Mortgage Loans as of the related Measurement Date, (B) the Base Servicing Fee Rate and (C) (i) in the case of the initial Collection Period, for Mortgage Loans whose Mortgage Servicing Rights were acquired by Seller on the November 2011 Transfer Date, 1/24, and (ii) in the case of all other Collection Periods, 1/12; provided that the Base Servicing Fee with respect to any Mortgage Loan whose Servicing Agreement is terminated during a Collection Period shall be pro-rated to the actual number of days within such Collection Period in which such Mortgage Loan was serviced by Nationstar.
     Base Servicing Fee Rate: 0.06% per annum.

     BA-Holdback: The “Holdback” as defined in the Mortgage Servicing Rights Purchase and Sale Agreement.
     BA-Serviced Mortgage Loan: A Mortgage Loan serviced by Bank of America, National Association, pursuant to the Interim Servicing Agreement.
     Business Day: Any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of California, Texas or New York are authorized or obligated by law or by executive order to be closed.
     Collateral: The meaning given to such term in Section 2.02.
     Collateral File: With respect to each Mortgage Loan that is owned by an Agency, a file containing each of the Mortgage Loan Documents or, as applicable, copies thereof, that are required by the applicable Agency to be held by the document custodian pursuant to the Servicing Agreements.
     Collection Period: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
     Control: The meaning specified in Section 8-106 of the UCC.
     Credit File: Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, held by or on behalf of Seller in connection with the servicing of the Mortgage Loan, which may include Mortgage Loan Documents and the credit documentation relating to the origination of such Mortgage Loan, and any documents gathered during the Servicing of the Mortgage Loans, prior to the Servicing Transfer Date.
     Custodial Account Agreement: The applicable deposit account agreement and other related account documentation governing the Third Party Controlled Custodial Account.
     Custodial Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, as Bank, dated as of December 8, 2011, entered into with respect to the Third Party Controlled Custodial Account, as amended, restated, supplemented or otherwise modified from time to time.
     Custodian: A custodian of Credit Files or any part thereof.
     Cut-off Date: The opening of business on November 1, 2011.
     Distribution Date: The 10th day of each calendar month, or if such day is not a Business Day, the prior Business Day, beginning in December 2011, or such other day as mutually agreed upon by Seller and Purchaser.
     Electronic Data File: A computer tape or other electronic medium generated by or on behalf of Seller and delivered or transmitted to or on behalf of Purchaser which provides information relating to the Mortgage Loans.

     Eligible Servicing Agreement: A Servicing Agreement in respect of which the following eligibility requirements have been satisfied:
          (a) such Servicing Agreement is in full force and effect, and is in all respects genuine as appearing on its face or as represented in the books and records of Seller, and no event of default, early amortization event, termination event, or other event giving any party thereto (including with notice or lapse of time or both) the right to terminate Seller as servicer thereunder for cause has occurred and is continuing; and
          (b) Seller has not resigned or been terminated as servicer under such Servicing Agreement and has no actual knowledge of any pending or threatened action to terminate Seller, as servicer (whether for cause or without cause).
     Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the UCC.
     Excess Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to 65% of the Total Servicing Spread.
     Excess Spread Refinanced Loan Replacement Agreement: The Excess Spread Refinanced Loan Replacement Agreement, dated as December 8, 2011, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.
     Excluded Loans: Residential mortgage loans that, as of the Cut-off Date, had one or more of the following features:
          (a) is subject to any foreclosure or similar proceeding;
          (b) involves a borrower who is more than 90 days delinquent on any payment on such loan;
          (c) is in process of any modification, workout or other loss mitigation process;
          (d) is insured or guaranteed by the Federal Housing Administration or Department of Veterans Affairs;
          (e) is involved in litigation; or
          (f) involves a Mortgage Servicing Right where a portion of the servicing fee payable by the Owner has been sold by Bank of America, National Association to a third party other than Seller.
     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.
     Freddie Mac Acknowledgment Agreement: The acknowledgment agreement by and between Freddie Mac, Seller and Purchaser, dated as of December 8, 2011, pursuant to which

Freddie Mac consents to the sale of the Excess Servicing Spread and other arrangements specified therein.
     GAAP: Generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
     Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.
     Grant: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm.
     HAMP: The meaning given to such term in Section 7.06.
     HAMP Loans: The meaning given to such term in Section 7.06.
     Holdback Amount: $3,250,000.
     Interim Servicing Agreement: The Interim Servicing Agreement, dated as of September 30, 2011, by and between Bank of America, National Association, and Nationstar Mortgage LLC.
     Interim Servicing Fee: The meaning given to such term in the Interim Servicing Agreement.
     Lien: Any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.
     Lockbox Account: Account number 4121967343, entitled NS Payment Clearing — General, maintained with Wells Fargo Bank, National Association.
     Loss or Losses: Any and all direct, actual and out-of-pocket losses, damages, deficiencies, claims, costs or expenses, including without limitation, reasonable attorneys’ fees and disbursements, excluding (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees, (ii) consequential losses or damages consisting of speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses, or (iii) punitive or treble damages; provided, however, that the exclusions set forth in clauses (ii) and (iii) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity.
     MBS: Collateralized mortgage obligations and other mortgage-backed securities.
     Measurement Date: With respect to any Collection Period, the first day of such Collection Period.
     MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto.
     MI: Insurance provided by private mortgage insurance companies to make payments on certain Mortgage Loans in the event that the related Mortgagor defaults in its obligation in respect of the Mortgage.
     Mortgage: Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a first lien on or an interest in real property securing a Mortgage Note and related to a Mortgage Loan.
     Mortgage Loan: Each of those mortgage loans described in Exhibit A hereto, excluding any Excluded Loans.
     Mortgage Loan Documents: With respect to each Mortgage Loan, the original Mortgage Loan documents held by a Custodian, including the Mortgage Note, and if applicable, cooperative mortgage loan related documents and a power of attorney, a New York Consolidation, Extension and Modification Agreement, or other modification document, or as otherwise set forth under the Servicing Agreements and any other documents required to properly service, through foreclosure, any Mortgaged Property.
     Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor, thereunder, including, if applicable, an allonge and lost note affidavit.
     Mortgage Servicing Rights: The rights and responsibilities of Seller with respect to servicing the Mortgage Loans under the Servicing Agreements, including any and all of the following if and to the extent provided therein: (a) all rights to service a Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, change fees, assumption fees, penalties (other than prepayment penalties) or similar payments with respect to such Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other payments with respect to the Mortgage Loan and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by Applicable Law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Credit Files pertaining to the Mortgage Loan or pertaining to the past, present or prospective servicing of the Mortgage Loan; (f) to the extent applicable, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; and (g) all rights, powers and privileges incident to any of the foregoing.
     Mortgage Servicing Rights Purchase and Sale Agreement: The Mortgage Servicing Rights Purchase and Sale Agreement, dated as of September 30, 2011, by and between Nationstar Mortgage LLC, as purchaser, and Bank of America, National Association, as seller, including any amendments thereto.
     Mortgaged Property: The Mortgagor’s real property, securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property, improved by a residential dwelling.
     Mortgagor: An obligor under a residential mortgage loan.
     Nationstar-Serviced Mortgage Loan: A Mortgage Loan as to which servicing has been transferred to Seller or its designee.
     Nationstar Loan Agreement: The Loan and Security Agreement, dated as of September 30, 2011, by and between Nationstar Mortgage LLC, as borrower, and Bank of America, National Association, as lender.
     Objection Notice: The meaning given to such term in Section 3.03(c).
     Owner: Freddie Mac.
     Opinion of Counsel: One or more written opinions, in form and substance reasonably satisfactory to the recipient, of an attorney at law admitted to practice in any state of the United States or the District of Columbia, which attorney may be counsel for Seller or Purchaser, as the case may be.
     Party or Parties: As defined in the introduction hereof.
     Permitted Liens: Liens in favor of an Agency required pursuant to the applicable Servicing Agreements.
     Person: Any individual, partnership, corporation, limited liability company, limited liability partnership, business entity, joint stock company, trust, business trust, unincorporated organization, association, enterprise, joint venture, government, any department or agency of any government or any other entity of whatever nature.
     Pledge Agreement: The Collateral Pledge Agreement dated as of September 30, 2011, between Seller and Freddie Mac.
     Prepayment Adjustment: The meaning given to such term in Section 3.01.
     Priority of Payments: The meaning given to such term in Section 3.02(a).
     Purchase Price: The meaning given to such term in Section 3.01.

     Purchase Price Percentage: 67.7%.
     Purchaser: As defined in the introduction hereof.
     Purchaser Indemnitees: The meaning given to such term in Section 10.01.
     Related Escrow Accounts: Mortgage Loan escrow/impound accounts maintained by Seller relating to the Mortgage Servicing Rights, including accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.
     Remaining Expected Total Servicing Spread: The meaning given to such term in Section 3.03(c).
     Repurchase Price: As defined in Section 10.03 of the Mortgage Servicing Rights Purchase and Sale Agreement.
     Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     Reserve Account: The account specified in the Reserve Account Control Agreement and maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser.
     Reserve Account Agreement: The applicable deposit account agreement and other related account documentation governing the Reserve Account.
     Reserve Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, as Bank, dated as of December 8, 2011, entered into with respect to the Reserve Account, as amended, restated, supplemented or otherwise modified from time to time.
     Reserve Account Deposit Event: The meaning given to such term in Section 3.03(c).
     Reserve Account Required Amount: The meaning given to such term in Section 3.03(c).
     Retained Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to 35% of the Total Servicing Spread.
     Sale Date: Close of business on December 8, 2011, or such other date as may be mutually agreed to in writing by Seller and Purchaser.
     Seller: as defined in the introduction hereof.
     Seller Indemnities: The meaning given to such term in Section 10.02.

     Servicing: The responsibilities, with respect to servicing the Mortgage Loans, under the Servicing Agreements.
     Servicing Agreements: The servicing agreements, as amended from time to time, and any waivers, consent letters, acknowledgments and other agreements under which Seller is the servicer of the Mortgage Loans relating to the Mortgage Servicing Rights and governing the servicing of the Mortgage Loans, or with respect to Mortgage Loans owned by the Seller, the credit and collection standards, policies, procedures and practices of Seller relating to residential mortgage loans owned and serviced by the Servicer.
     Servicing Spread Collections: For each Collection Period, the funds collected on the Mortgage Loans and allocated as the servicing fees payable to Seller as servicer of the Mortgage Loans with respect to such Collection Period pursuant to the applicable Servicing Agreement, other than Ancillary Income and, for the avoidance of doubt, other than reimbursements received for advances and other out-of-pocket expenditures from an Agency by Seller in accordance with the Servicing Agreements.
     Servicing Transfer Date: As defined in the Mortgage Servicing Rights Purchase and Sale Agreement.
     Solvent: With respect to any Person as of any date of determination, (a) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     Tangible Net Worth: (i) The net worth of Seller and its consolidated subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
     Third Party Claim: The meaning given to such term in Section 10.01 and Section 10.02, as applicable.
     Third Party Controlled Custodial Account: The account specified in the Custodial Account Control Agreement and maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser, into which all Servicing Spread Collections, all payments representing Repurchase Price payments from Bank of America,

National Association and all Servicing Agreement termination payments in respect of the Mortgage Loans shall be deposited.
     Total Servicing Spread: For each Collection Period on and after the Cut-off Date, the sum of the following: (a) the Servicing Spread Collections received during such Collection Period and remaining after payment of the Base Servicing Fee, (b) all other amounts payable by the Agencies to Seller with respect to the Mortgage Servicing Rights, including any termination fees paid by the applicable Agency to Seller for terminating Seller as the servicer of any of the Mortgage Loans, but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for advances and other out-of-pocket expenditures from an Agency by Seller in accordance with the Servicing Agreements and (c) all amounts with respect to Repurchase Prices received from Bank of America, National Association during such Collection Period, pursuant to Section 10.03 of the Mortgage Rights Purchase and Sale Agreement.
     Transaction Documents: The Mortgage Servicing Rights Purchase and Sale Agreement, the Transfer Confirmations, the Interim Servicing Agreement, the Tri-Party Agreement, the Freddie Mac Acknowledgment Agreement, the Custodial Account Agreement, the Custodial Account Control Agreement, the Reserve Account Agreement, the Reserve Account Control Agreement, the Excess Spread Refinanced Loan Replacement Agreement and this Agreement.
     Transfer Confirmation: As defined in the Mortgage Servicing Rights Purchase and Sale Agreement.
     Tri-Party Agreement: The Servicing Transfer Agreement dated as of September 30, 2011, by, between and among Bank of America, National Association, Freddie Mac and Seller (including any amendments thereto) pursuant to which Freddie Mac acknowledges that it will look solely to Bank of America, National Association, and not to Seller, for any claims relating to the selling representations and warranties on Mortgage Loans and the servicing of such Mortgage Loans prior to the applicable Servicing Transfer Date.
     UCC: The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     Section 1.02 General Interpretive Principles.
     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (a) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
          (b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
          (c) References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
          (e) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
          (f) The term “include” or “including” shall mean without limitation by reason of enumeration, and
          (g) Any and all capitalized terms which are not defined herein shall have their respective meanings set forth in the Servicing Agreements.
ARTICLE II
SALE OF EXCESS SERVICING SPREAD
     Section 2.01 Excess Servicing Spread.
     Subject to, and upon the terms and conditions of this Agreement, Seller does hereby irrevocably sell, transfer, and deliver to Purchaser all of Seller’s right, title and interest in and to the Excess Servicing Spread and all proceeds thereof, and Purchaser agrees to purchase the Excess Servicing Spread and all proceeds thereof.
     Section 2.02 Grant of Security Interest.
     In order to secure Seller’s obligations to deliver the Excess Servicing Spread and its obligations hereunder and under the Mortgage Servicing Rights Purchase and Sale Agreement, Seller hereby Grants to Purchaser a valid and continuing first priority and perfected Lien on and security interest in all of Seller’s right, title and interest in, to and under, the Third Party Controlled Custodial Account and the Reserve Account, together with all amounts deposited therein from time to time and all cash and non-cash proceeds thereof, in each case, whether now owned or existing, or hereafter acquired and arising (the “Collateral”).
     Section 2.03 Sale Date.
     On the Sale Date, subject to the satisfaction of the terms and conditions herein:
          (a) Ownership of the Excess Servicing Spread shall be transferred to Purchaser;
          (b) Each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:
          (i) This Agreement;
          (ii) The Excess Spread Refinanced Loan Replacement Agreement;

          (iii) The Freddie Mac Acknowledgment Agreement;
          (iv) The executed Custodial Account Agreement;
          (v) The executed Custodial Account Control Agreement;
          (vi) The executed Reserve Account Agreement;
          (vii) The executed Reserve Account Control Agreement;
          (viii) The duly executed corporate certificate of Seller required by Section 8.08;
          (ix) A certificate of good standing of Seller dated as of a date within five (5) Business Days prior to the Sale Date to be delivered by Seller;
          (x) A secretary’s certificate of Seller attaching its organizational documents, board resolutions and incumbency certificates;
          (xi) The duly executed corporate certificate of Purchaser required by Section 9.04;
          (xii) A certificate of good standing of Purchaser dated as of a date within five (5) Business Days prior to the Sale Date to be delivered by Purchaser;
          (xiii) An Opinion of Counsel of Seller reasonably acceptable to Purchaser regarding due authorization, authority, and enforceability of the applicable Transaction Documents to which Seller is a party, and regarding no conflicts with other material Seller agreements;
          (xiv) An Opinion of Counsel of Seller reasonably acceptable to Purchaser regarding the characterization of the sale of the Excess Servicing Spread as a true sale for bankruptcy purposes;
          (xv) A draft form of a UCC-1 financing statements relating to the sale of the Excess Servicing Spread to Purchaser on the Closing Date, and relating to the security interest of Purchaser in the Third Party Controlled Custodial Account and in the Reserve Account, in form and substance reasonably acceptable to the Buyer; and
          (xvi) A copy of the UCC-3 termination of financing statement to be filed in the appropriate jurisdictions relating to the termination of the lien granted by Seller to Bank of America, National Association pursuant to the Nationstar Loan Agreement;
          (c) Purchaser shall pay to Seller the portion of the Purchase Price due on the Sale Date in accordance with Section 3.02(a).
          (d) Seller shall provide Purchaser with copies of the following:

          (i) The executed Mortgage Servicing Rights Purchase and Sale Agreement;
          (ii) The executed Interim Servicing Agreement;
          (iii) The executed Tri-Party Agreement;
          (iv) The executed Pledge Agreement;
          (v) Evidence of payment in full of the loan provided under the Nationstar Loan Agreement; and
          (vi) The Transfer Confirmations.
ARTICLE III
PAYMENTS AND DISTRIBUTIONS
     Section 3.01 Purchase Price and Prepayment Adjustment.
     In full consideration for the purchase of the Excess Servicing Spread, and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller an amount (the “Purchase Price”) equal to the product of (x) the aggregate outstanding principal balance of the Mortgage Loans as of September 30, 2011, (y) the Purchase Price Percentage and (z) 0.65; provided, that in the event full prepayments of principal balances on the Mortgage Loans exceed an annualized rate of seven percent (7%) by the end of 90 days after September 30, 2011 (the “90 Day Period”), the Purchase Price shall be reduced by an amount equal to the product of (i) the excess of (x) the aggregate amount of the full prepayments on the Mortgage Loans during the 90 Day Period, over (y) an amount equal to product of (A) seven percent (7%), (B) twenty-five percent (25%) and (C) the aggregate outstanding principal balance of the Mortgage Loans as of September 30, 2011, (ii) 0.70% and (iii) 0.65 (the “Prepayment Adjustment”). Seller shall notify Purchaser in writing of the amount of the Prepayment Adjustment within 45 days of the end of the 90 Day Period and shall provide support for the calculation thereof, if any, within such 45 day period. If applicable, Seller shall remit the Prepayment Adjustment to Purchaser within 60 days of the end of the 90 Day Period.
     Section 3.02 Payments by Purchaser.
     Payments shall be paid by Purchaser to Seller by wire transfer of immediately available federal funds, to an account designated by Seller, as follows:
          (a) Purchaser will pay Seller the excess of the Purchase Price over the Holdback Amount on the Sale Date. Five Business Days prior to the release by Seller of any portion of the BA-Holdback pursuant to the Mortgage Servicing Rights Purchase and Sale Agreement, Seller shall deliver notice to Purchaser of the Mortgage Loans in respect of which the applicable portion of the BA-Holdback will be released and the date of such release. On the date the applicable portion of the BA-Holdback will be released as specified in such notice,

Purchaser shall pay to Seller a portion of the unpaid Purchase Price proportional to the portion of the BA-Holdback that will be released.
          (b) If, subsequent to the payment of the Purchase Price or the payment of any amounts due hereunder to either party, the outstanding principal balance of any Mortgage Loan is found to be in error, or if for any reason the Purchase Price or such other amounts is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price or such other amounts and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due. Any such request must be received by either party within 180 days of the last Servicing Transfer Date.
     Section 3.03 Accounts.
          (a) Lockbox Account. Seller shall inform the Mortgagors of Mortgage Loans to remit their mortgage payments to the Lockbox Account. Payments of all Servicing Spread Collections (net of amounts withheld by Bank of America, National Association, pursuant to and in accordance with the Interim Servicing Agreement) received on and after the date hereof shall be transferred from the Lockbox Account to the Third Party Controlled Custodial Account within one Business Day of receipt and identification thereof and in any event, within two Business Days of receipt thereof.
          (b) Third Party Controlled Custodial Account.
          (i) The Third Party Controlled Custodial Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser, for the sole purpose of receiving and disbursing all Servicing Spread Collections, Servicing Agreement termination payments and amounts representing Repurchase Prices received from Bank of America, National Association with respect to the Mortgage Loans. The Third Party Controlled Custodial Account will be established pursuant to the Custodial Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Custodial Account Control Agreement, Seller may direct the disposition of funds in the Third Party Controlled Custodial Account strictly in accordance with the Priority of Payments. Upon any material breach of a representation, warranty or covenant by Seller hereunder, Purchaser may elect to exercise Control over the Third Party Controlled Custodial Account. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser’s interest in the Third Party Controlled Custodial Account.
          (ii) Seller shall inform each Agency to remit the applicable portion of any Servicing Agreement termination payments payable after the Sale Date directly to the Third Party Controlled Custodial Account. Any termination payment to be directed to the Third Party Controlled Custodial Account shall be equal to the pro rata amount by which the Mortgage Loans affected by such termination bear to all mortgage loans of

Seller affected by such termination, based upon the method in which such termination payments are calculated in accordance with the applicable Servicing Agreement.
          (iii) If, pursuant to Section 10.03 of the Mortgage Servicing Rights Purchase and Sale Agreement, Bank of America, National Association is required to remit any Repurchase Price to Seller, Seller shall direct Bank of America, National Association to deposit the Repurchase Price into the Third Party Controlled Custodial Account.
          (c) Reserve Account. The Reserve Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser. The Reserve Account will be established pursuant to the Reserve Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Reserve Account Control Agreement, Seller may direct the disposition of funds in the Reserve Account strictly in accordance with Section 3.05. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser’s interest in the Reserve Account.
     If at any time Seller’s Tangible Net Worth falls below $150,000,000 or if Seller defaults in any indebtedness in excess of $10,000,000 (each, a “Reserve Account Deposit Event”), Seller shall immediately notify Purchaser in writing that a Reserve Account Deposit Event has occurred. On each Distribution Date upon which a Reserve Account Deposit Event has occurred and is continuing, Seller shall be required to transfer funds in the Third Party Controlled Custodial Account to the Reserve Account in accordance with the Priority of Payments until the amount of funds in the Reserve Account is equal to the Reserve Account Required Amount. The “Reserve Account Required Amount” is equal to 25% of the fair market value as of the date the Reserve Account Deposit Event that is then-continuing first occurred of the Total Servicing Spread expected to be paid over the expected remaining life of the Mortgage Loans (including any Replacement Mortgage Loans) (the “Remaining Expected Total Servicing Spread”) determined in accordance with the following paragraph. Seller shall immediately notify Purchaser in writing if a Reserve Account Deposit Event is no longer continuing. Any funds in the Reserve Account in excess of the Reserve Account Required Amount shall be released to Seller.
     For purposes of determining the fair market value of the Remaining Expected Total Servicing Spread, Purchaser shall submit its claim for determination of the fair market value of the Remaining Expected Total Servicing Spread, together with such back-up information it deems appropriate to justify such fair market value (which value shall be considered the fair market value of the Remaining Expected Total Servicing Spread for purposes of calculating the Reserve Account Required Amount until the final determination of such fair market value in accordance with this paragraph). Within five (5) Business Days of Seller’s receipt of such determination, Seller shall notify Purchaser in writing of its acceptance or any objection to such determination of such fair market value, and if Seller objects to such determination, together with its own determination of such fair market value and any back-up information as it deems appropriate to justify such fair market value (an “Objection Notice”). In the event an Objection Notice is delivered, the parties shall negotiate in good faith a resolution to such objection. In the event that Seller and Purchaser are unable to resolve such objection within five (5) Business

Days of the delivery of such Objection Notice, Seller and Purchaser shall appoint a mutually acceptable nationally recognized valuation expert to determine such fair market value of the Remaining Expected Total Servicing Spread. The determination of such valuation expert shall be binding on Seller and Purchaser and the fees of such valuation expert shall be borne by Seller.
     Section 3.04 Priority of Payments.
     On each Business Day, subject to the terms and conditions of the Custodial Account Control Agreement, Seller or or, after the deliver of an Access Termination Notice pursuant to the Custodial Account Control Agreement, Purchaser) will direct the Bank to apply the monies in the Third Party Controlled Custodial Account in the following order of priority (the “Priority of Payments”), in every case, after giving effect to each prior item in the Priority of Payments on such Distribution:
          (a) first, from amounts in the Third Party Controlled Custodial Account attributable to Servicing Agreement termination payments paid by an Agency with respect to any Mortgage Loans, pro rata, (A) 65% of such termination payments to Purchaser, and (B) 35% of such termination payments to Seller;
          (b) second, on any Business Day from and including the first Business Day of a calendar month to but excluding the Distribution Date in such calendar month, at the option of Seller, Base Servicing Fee payable with respect to a prior Collection Period for the Nationstar-Serviced Mortgage Loans to Seller;
          (c) third, on each Distribution Date, to the extent not previously paid to Seller in accordance with paragraph second above, any accrued and unpaid Base Servicing Fee for the Nationstar-Serviced Mortgage Loans to Seller;
          (d) fourth, on each Distribution Date, pro rata, (A) any Excess Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to paragraph first above) to Purchaser and (B) any Retained Excess Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to paragraph first above) to Seller; provided, that if any indemnity payments are then due and payable to a Purchaser Indemnitee pursuant to Section 10.01, such indemnity payments shall be paid to Purchaser or its designee, as applicable, from any amounts otherwise distributable pursuant to this clause (B); and provided, further, that if a Reserve Account Deposit Event has occurred and is continuing, any amounts distributable pursuant to this clause (B) after giving effect to the preceding proviso shall be transferred to the Reserve Account to the extent necessary to cause the amount of funds on deposit in the Reserve Account to equal the Reserve Account Required Amount; and
          (e) fifth, on each Distribution Date, to Seller, any other amounts remaining on deposit in the Third Party Controlled Custodial Account.
     All payments to Purchaser or Seller shall be made by wire transfer of immediately available federal funds to an account designated by Purchaser or Seller, as applicable, to Bank.

     Section 3.05 Withdrawals from the Reserve Account.
     On any Business Day, at the instruction of Purchaser, Seller shall direct the Bank to apply funds in the Reserve Account, if any, to the payment of indemnity payments payable to a Purchaser Indemnitee pursuant to Section 10.01. If on any Business Day a Reserve Account Deposit Event is not then continuing and all outstanding indemnity payments payable to Purchaser Indemnitees have been paid in full, Seller may direct the Bank to distribute any remaining funds in the Reserve Account to, or as directed by, Seller. If there are any funds remaining in the Reserve Account after the Excess Servicing Spread and all indemnity payments payable to Purchaser Indemnities have been paid in full, Seller shall direct the Bank to distribute such remaining funds to, or as directed by, Seller.
     Section 3.06 Payment to Seller of Base Servicing Fee.
     Seller shall be entitled to payment of the Base Servicing Fee for Nationstar-Serviced Mortgage Loans only to the extent funds are available therefor in the Third Party Controlled Custodial Account. Under no circumstances shall Purchaser be liable to Bank of America, National Association or Seller for payment of the Base Servicing Fee. In the event servicing of the Mortgage Loans is transferred to sub-servicers for any reason, the servicing fees and expenses of such sub-servicers shall be paid by Seller and in no event will the amount of Servicing Spread Collections or termination payments otherwise allocable to the Excess Servicing Spread be reduced due to the payment of sub-servicing fees and expenses.
     Section 3.07 Intent and Characterization.
          (a) Seller and Purchaser intend that the sale of the Excess Servicing Spread pursuant to this Agreement constitute a valid sale of the Excess Servicing Spread from Seller to Purchaser, conveying good title to the Excess Servicing Spread free and clear of any Lien and that the beneficial interest in and title to the Excess Servicing Spread not be part of Seller’s estate in the event of the bankruptcy of Seller. Seller and Purchaser intend and agree to treat the transfer and assignment of the Excess Servicing Spread as an absolute sale for tax purposes, and as an absolute and complete conveyance of title for property law purposes. Except for financial accounting purposes, neither party intends the transactions contemplated hereby to be characterized as a loan from Purchaser to Seller.
     In the event (but only in the event) that the conveyance of the Excess Servicing Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Excess Servicing Spread and all proceeds thereof as security for a loan in the amount of the Purchase Price.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
     As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Sale Date as follows:

     Section 4.01 Due Incorporation and Good Standing.
     Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans. Seller has, in full force and effect (without notice of possible suspension, revocation or impairment), all required permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Mortgage Servicing Rights require it to be licensed, registered or approved in order to service the Mortgage Loans and own the Mortgage Servicing Rights, unless the failure to obtain such permits, approvals, licenses and registrations would not reasonably be expected to have a material adverse effect on Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
     Section 4.02 Authority and Capacity.
     Seller has all requisite corporate power, authority and capacity, subject to approvals required pursuant to Section 4.03 hereof, to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes, and each other applicable Transaction Document to which Seller is a party constitutes or will constitute, a valid and legally binding agreement of Seller enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Seller of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.
     Section 4.03 Owner Consents.
     Seller has obtained all necessary approvals, agreements and consents of the Owner with respect to the transfer of the Mortgage Servicing Rights from Bank of America, National Association and the transactions contemplated by the Transaction Documents with respect to Mortgage Loans owned by Owner on or prior to the Sale Date.
     Section 4.04 Title to the Mortgage Servicing Rights.
     Seller is the lawful owner of the Mortgage Servicing Rights, is responsible for the maintenance of the Related Escrow Accounts, and has the sole right and authority to transfer the Excess Servicing Spread as contemplated hereby. The transfer, assignment and delivery of the Excess Servicing Spread shall be free and clear of any and all claims, charges, defenses, offsets, Liens and encumbrances of any kind or nature whatsoever other than Permitted Liens. If required by the applicable Agency, such Agency has consented to the transfer of the Excess Servicing Spread with respect to Mortgage Loans owned by such Agency to Purchaser.

     Section 4.05 Effective Agreements.
     The execution, delivery and performance of this Agreement and each other Transaction Document by Seller, compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not, and will not, violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, any instrument or agreement to which it is a party or by which it is bound or which affects the Excess Servicing Spread, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Excess Servicing Spread.
     Section 4.06 No Accrued Liabilities.
     To the best of Seller’s knowledge, there are no accrued liabilities of Bank of America, National Association or of Seller with respect to the Mortgage Loans or the Mortgage Servicing Rights or circumstances under which such accrued liabilities will arise against Purchaser as purchaser of the Excess Servicing Spread.
     Section 4.07 Seller/Servicer Standing.
     Seller is an approved Freddie Mac seller/servicer in good standing with the requisite financial criteria and adequate resources to complete the transactions contemplated hereby on the conditions stated herein.
     Section 4.08 MERS Membership.
     Seller is a member in good standing under the MERS system.
     Section 4.09 Agency Set-off Rights.
     Seller has no actual notice, including any notice received from any Agency, or any reason to believe, that, other than in the normal course of Seller’s business, any circumstances exist that would result in Seller being liable to any Agency for any amount due by reason of: (i) any breach of servicing obligations or breach of mortgage selling warranty to an Agency under servicing agreements relating to Seller’s entire servicing portfolio for such Agency (including without limitation any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgage loans that Seller is servicing for an Agency under the regular servicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to an Agency by reason of any inability to transfer to a purchaser of the servicing rights Seller’s selling and servicing representations, warranties and obligations, as well as any existing MBS recourse (regular servicing option) obligations, or other recourse obligations, or (iv) any other unmet obligations to an Agency under a servicing contract relating to Seller’s entire servicing portfolio with such Agency.
     Section 4.10 Ability to Perform; Solvency.
     Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is Solvent and the sale of the Excess Servicing Spread will not cause Seller to become insolvent. The sale of the Excess Servicing Spread is not undertaken to hinder, delay or defraud any of the creditors of Seller. The consideration received by Seller upon the sale of the Excess Servicing Spread constitutes fair consideration and reasonably equivalent value therefor.
     Section 4.11 Repayment of Bank of America Loan.
     The loan provided under the Nationstar Loan Agreement shall be paid in full, the Nationstar Loan Agreement shall be terminated, all Liens pursuant to the Nationstar Loan Agreement shall be released and all financing statements relating to the Nationstar Loan Agreement shall be terminated as of the Sale Date.
     Section 4.12 Material Documents.
     Seller has provided Purchaser with executed copies of all material agreements and documents, and any amendments thereto as of the Sale Date, relating to Seller’s acquisition of the Mortgage Servicing Rights from Bank of America, National Association and the servicing of the Mortgage Loans.
ARTICLE V
REPRESENTATIONS AND WARRANTIES AS TO MORTGAGE
LOANS AND SERVICING
     As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of the Sale Date, as follows:
     Section 5.01 Servicing Agreements; Applicable Laws.
     Each of Bank of America, National Association and Seller has performed its obligations in all material respects in accordance with the terms of the related Mortgage Note, Mortgage, Servicing Agreements and Applicable Law.
     Section 5.02 Related Escrow Accounts.
     All Related Escrow Accounts are being, and have been, maintained in accordance with Applicable Law and in accordance with the Servicing Agreements and the terms of the related Mortgages and other Mortgage Loan documents; and, except as to payments which are past due under Mortgage Notes, all balances required by the Mortgages or other Mortgage Loan Documents to be paid to Seller for the account of the Mortgagors are on deposit in the appropriate Related Escrow Account.
     Section 5.03 Accuracy of Servicing Information.
     The information in the Schedule of Mortgage Loans in Exhibit A attached hereto pertaining to the Mortgage Loans and the Mortgage Servicing Rights, is true and correct in all material respects as of the date specified. The characteristics of the Mortgage Loans and the Mortgage Servicing Rights described in such data tapes are in the aggregate substantially similar to that described in such Schedule of Mortgage Loans, except for ordinary changes based on routine servicing activities and the application of eligibility criteria for Excluded Loans to the Mortgage Servicing Rights to be included in this transaction.
     Section 5.04 Excluded Loans.
     As of the Cut-off Date, none of the Mortgage Loans were Excluded Loans.
     Section 5.05 No Purchaser Responsibility.
     Notwithstanding the sale of the Mortgage Servicing Rights for the Mortgage Loans by Bank of America, National Association to Seller, based on and subject to the terms of the Tri-Party Agreement, Bank of America, National Association retains any remaining obligations to Owner under the Servicing Agreements with Owner for the Mortgage Loans, including repurchase, indemnification and make-whole obligations, in respect of a breach of the selling representations and warranties in connection with the sale of the Mortgage Loans to Owner, or the failure of Bank of America, National Association or prior servicers to comply with the servicing obligations with respect to the Mortgage Loans prior to the applicable Servicing Transfer Date. Purchaser shall have no responsibility, liability or other obligation whatsoever under any Servicing Agreement or with respect to any Mortgage Loan, or to make any advance thereunder, or to pay any servicing fees.
     Section 5.06 Location of Credit Files.
     All of the Mortgage Documents are held by custodians in the locations specified in Exhibit D, unless temporarily removed for enforcement purposes in the normal course of servicing. Seller will notify Purchaser in writing of any changes in locations of the Mortgage Documents in Exhibit D.
     Section 5.07 Representations Concerning the Excess Servicing Spread.
          (a) Seller has not assigned, pledged, conveyed, or encumbered the Excess Servicing Spread to any other Person (other than Permitted Liens) and immediately prior to the sale of the Excess Servicing Spread, Seller was the sole owner of the Excess Servicing Spread and had good and marketable title thereto (subject to the rights of Freddie Mac under the Servicing Agreements and the Tri-Party Agreement), free and clear of all Liens (other than Permitted Liens), and no Person, other than Purchaser, has any Lien (other than Permitted Liens) on the Excess Servicing Spread. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Excess Servicing Spread which has been signed by Seller or which Seller has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been terminated or filed by or on behalf of Purchaser.
          (b) The grant of a security interest by Seller to Purchaser on the Excess Servicing Spread does not and will not violate any Requirement of Law, the effect of which violation is to render void or voidable such assignment.

          (c) Upon the filing of financing statements on Form UCC-1 naming Purchaser as “Secured Party” and Seller as “Debtor”, and describing the Excess Servicing Spread, in the jurisdictions and recording offices listed on Exhibit H attached hereto, the security interests granted hereunder in the Excess Servicing Spread will constitute perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Purchaser in, to and under the Excess Servicing Spread.
          (d) Purchaser has and will continue to have the full right, power and authority to pledge the Excess Servicing Spread, and the Excess Servicing Spread may be further assigned without any requirement, in each case, subject only to applicable Agency consent.
          (e) Each Servicing Agreement (other than with respect to Mortgage Loans owned by Seller) constitutes an Eligible Servicing Agreement.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants as of the Sale Date as follows:
     Section 6.01 Due Incorporation and Good Standing.
     Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to transact business in each jurisdiction in which such qualification is deemed necessary .
     Section 6.02 Authority and Capacity.
     Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes, and each other applicable Transaction Document to which Purchaser is a party constitutes or will constitute, a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Purchaser of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.
     Section 6.03 Effective Agreements.
     The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Purchaser, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, in each case which violation, conflict, breach or requirement would reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement and any other Transaction Document to which it is a party.
     Section 6.04 Sophisticated Purchaser.
     Purchaser is a sophisticated investor and its bid and decision to purchase the Excess Servicing Spread is based upon Purchaser’s own independent experience, knowledge, due diligence and evaluation of this transaction. Purchaser has relied solely on such experience, knowledge, due diligence and evaluation and has not relied on any oral or written information provided by Seller other than the representations and warranties made by Seller herein.
ARTICLE VII
SELLER COVENANTS
     Seller covenants and agrees as follows:
     Section 7.01 Servicing Obligations.
          (a) Pursuant to the Mortgage Servicing Rights Purchase and Sale Agreement, with respect to each Mortgage Loan, either Bank of America, National Association or Seller shall pay, perform and discharge all liabilities and obligations relating to the Servicing, including all liabilities and obligations under the Mortgage Loan Documents, Applicable Law and the Servicing Agreements; and shall pay, perform and discharge all the rights, obligations and duties with respect to the Related Escrow Accounts as required by the applicable Agency, the Servicing Agreements, the Mortgage Loan Documents and all Applicable Law.
          (b) Under no circumstances shall Purchaser be responsible for the Servicing acts and omissions of Bank of America, National Association, Seller or any other servicer or any originator of the Mortgage Loans, or for any servicing related obligations or liabilities of any servicer in the Servicing Agreements or of any Person under the Mortgage Loan Documents, or for any other obligations or liabilities of either Bank of America, National Association or Seller.
          (c) Upon termination of any Servicing Agreement, Seller shall remain liable to Purchaser and the applicable Agency for all liabilities and obligations incurred by Servicer or its designee while Seller or its designee was acting as Servicer thereunder.
     Section 7.02 Cooperation.
     Seller shall cooperate with and assist Purchaser, as reasonably requested, in carrying out the purposes of this Agreement. Seller will cooperate and assist Purchaser, as reasonably requested and at the reasonable expense of Purchaser, in obtaining consents from any Agency as may be required or advisable to assign, transfer, deliver, hypothecate, pledge, subdivide, finance or otherwise deal with the Excess Servicing Spread. If Seller is terminated under any Servicing Agreement, Seller shall cooperate fully and at its own expense in transferring such Servicing.
     Section 7.03 Financing Statements.
     Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the sale of the Excess Servicing Spread and the security interests granted to Purchaser in connection herewith. Seller agrees to execute financing statements in form reasonably acceptable to Purchaser and Seller at the request of Purchaser in order to reflect Purchaser’s interest in the Excess Servicing Spread, the Third Party Controlled Custodial Account and the Reserve Account.
     Section 7.04 Supplemental Information.
     From time to time prior to and after the applicable Servicing Transfer Date with respect to each Mortgage Loan, Seller promptly shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, as may reasonably be requested to monitor performance of the Mortgage Loans and the payment of the Excess Servicing Spread.
     Section 7.05 Access to Information.
     From time to time, at such times as are reasonably convenient to Seller, Purchaser or its designees may conduct audits or visit and inspect any of the Mortgage Loans or places where the Credit Files are located, to examine the Credit Files, internal controls and procedures maintained by Seller and its agents, and take copies and extracts therefrom, and to discuss Seller’s affairs with its officers, employees and, upon notice to Seller, independent accountants. Seller hereby authorizes such officers, employees and independent accountants to discuss with Purchaser the affairs of Seller. Any audit provided for herein will be conducted in accordance with Seller’s rules respecting safety and security on its premises, in accordance with applicable privacy and confidentiality laws and without materially disrupting operations.
     Section 7.06 Home Affordable Modification Program.
     With respect to any Mortgage Loans that have been modified or that are or will be in a modification trial period as part of the U.S. Department of the Treasury’s Home Affordable Modification Program (“HAMP”) (such Mortgage Loans, the “HAMP Loans”), Seller represents and warrants that it will continue to service such HAMP Loan in accordance with the HAMP terms and will ensure the timely compliance and filing of any appropriate HAMP documentation with the applicable regulator.
     Section 7.07 Distribution Date Data Tapes and Reports.
     Seller shall deliver the following to Purchaser two Business Days prior to each Distribution Date:

          (a) An Electronic Data File in form and substance acceptable to Purchaser containing, for each Mortgage Loan, principal, interest and Servicing Spread Collections, and delinquency status (i.e. 30, 60, 90, FCL, REO) as of the last day of the prior Collection Period;
          (b) A Summary Activity Report with respect to the Mortgage Loans with respect to the prior Collection Period containing:
          (i) Aggregate Beginning Principal Balance as of the first and last date of the Collection Period,
          (ii) Aggregate Regular Principal Collected,
          (iii) Aggregate Noncash Principal,
          (iv) Aggregate Interest Collected,
          (v) Aggregate Liquidation Principal,
          (vi) Aggregate Curtailments,
          (vii) Liquidations,
          (viii) Short Sales,
          (ix) Aggregate Principal Balance of Refinanced Mortgage Loans, and (1) for each Refinanced Loan, the Principal Balance, the applicable Servicing Spread, the final maturity date, the mortgage interest rate, the loan-to-value ratio and the FICO score, and (2) for each Mortgage Loan that was refinanced by a lender other than Sender or an affiliate thereof, to the extent such information is known to Seller in the ordinary course of business, the name of such lender and the mortgage interest rate of the newly originated residential mortgage loan;
          (c) A Delinquency Report with respect to the Mortgage Loans containing:
          (i) The aggregate outstanding principal balance of the Mortgage Loans and percentages of the aggregate outstanding principal balance of the Mortgage Loans in each of the following categories as of the last day of the prior Collection Period:
                    (1) Current Mortgage Loans,
                    (2) 0-29 days delinquent,
                    (3) 30-59 days delinquent,
                    (4) 60-89 days delinquent,
                    (5) 90 days or more delinquent,
                    (6) Mortgage Loans in Foreclosure,

                    (7) Mortgage Loans with respect to which the related Mortgaged Properties have become real estate owned properties, and
                    (8) Mortgage Loans in which the Mortgagor is in bankruptcy;
          (ii) For each of the above categories, a roll report showing the migration of Mortgage Loans in such category from the last day of the second prior Collection Period;
          (d) A Disbursement Report for such Distribution Date containing:
          (i) The Servicing Spread Collections for the prior Collection Period,
          (ii) The Base Servicing Fee paid to each of Bank of America, National Association and to Seller (broken down by components),
          (iii) The amount of the Excess Servicing Spread paid to Purchaser,
          (iv) The amount of funds, if any, transferred to the Reserve Account,
          (v) The amount of Purchaser Indemnities, if any, paid from each of the Third Party Controlled Custodial Account or the Reserve Account, and
          (vi) The amount of funds paid to Seller from the Reserve Account.
     Section 7.08 Financial Statements and Officer’s Certificates.
          (a) If Seller’s financial statements are not filed with the U.S. Securities and Exchange Commission and are not publicly available, Seller shall deliver to Purchaser copies of Seller’s most recent audited quarterly financial statements within 45 days of the end of each of Seller’s fiscal quarters and its most recent audited annual financial statements within 90 days of the end of each of Seller’s fiscal years.
          (b) Within 45 days of the end of each of Seller’s fiscal quarters, Seller shall deliver to Purchaser a certificate from a duly authorized officer of Seller certifying whether or not Seller has a Tangible Net Worth of at least $150,000,000 (and shall provide a calculation of its determination of its Tangible Net Worth) and whether or not Seller is in default in any indebtedness in excess of $10,000,000.
     Section 7.09 Monthly Management Calls.
     Within five Business Days after each Distribution Date, Seller shall make its management team and other appropriate officers and employees available to Purchaser to discuss by telephone the performance of the Mortgage Loans and the performance of the parties under the Transaction Documents.
     Section 7.10 Timely Payment of Agency Obligations.

     Seller shall pay all of its obligations to the Agencies in a timely manner so as to avoid exercise of any right of set-off by any Agency against Seller.
     Section 7.11 Servicing Agreements.
     Seller will service the Mortgage Loans in accordance with Accepted Servicing Practices and will perform its obligations in all material respects in accordance with the Servicing Agreements and Applicable Law. Without the express written consent of Purchaser (which consent may be withheld in its absolute discretion), Seller shall not (a) terminate or amend its Mortgage Servicing Rights, (b) expressly provide any required consent to any termination, amendment or modification of any Servicing Agreements either verbally or in writing, or (c) expressly provide any required consent to any termination, amendment or modification of any other servicing agreements or enter into any other agreement or arrangement with any Agency that may be reasonably material to Purchaser either verbally or in writing. Seller shall conduct its business and perform its obligations under the Servicing Agreements and under the Pledge Agreement in a manner such that the applicable Agency will not have cause to terminate any Servicing Agreement. Notwithstanding the foregoing, in no event will the prohibitions contained in this Section 7.11 apply to any amendments or modifications of the Servicing Agreements applicable to Mortgage Loans owned by Seller which do not affect the Total Servicing Spread with respect to such Mortgage Loans.
     Section 7.12 Transfer of Mortgage Servicing Rights.
     If Seller intends to assign, transfer or sell any of its Mortgage Servicing Rights to a replacement servicer, to the extent permitted by law, (a) Seller shall consult with Purchaser and Purchaser shall participate in the assignment, transfer and sale of such Mortgage Servicing Rights, and (b) Seller shall obtain the written consent of Purchaser prior to any assignment, transfer or sale thereof.
     Section 7.13 Consents to Transaction Documents.
     Seller shall not terminate, amend, amend and restate, modify or waive any conditions or provisions of any Transaction Document without the express written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.
     Section 7.14 Accounts.
     Seller shall inform the Mortgagors of Mortgage Loans at its own expense to remit their mortgage payments to the Lockbox Account, and any change in such instructions shall only be permitted with the express written consent of Purchaser.
     Section 7.15 Notification of Certain Events.
     Seller shall promptly notify Purchaser of any event which, with the passage of time, could reasonably be expected to result in a termination of any servicing agreement between Seller and any Agency. Seller shall provide Purchaser with copies of any notices from the Agencies of any breach, potential breach, default or potential default by Seller under any servicing agreement between Seller and such Agencies, and with copies of any notices from the

Agencies of any termination, potential termination or threatened termination of any servicing agreement entered into between Seller and such Agencies. Seller shall promptly forward copies of any material notices received from the Agencies or from any Governmental Authority with respect to the Mortgage Loans. Seller shall provide Purchaser with (a) copies of all amendments to the Transaction Documents, the Servicing Agreements (other than with respect to Mortgage Loans owned by Seller) and the agreements relating to Seller’s acquisition of the Mortgage Servicing Rights from Bank of America, National Association, (b) with respect to Mortgage Loans owned by Seller, copies of all material amendments to the Servicing Agreements, and (c) copies of any other agreements Seller enters into with any Agency that may be reasonably material to Purchaser, in each case, promptly after execution thereof.
     Section 7.16 Financing; Pledge of Excess Servicing Spread.
     Seller shall not pledge, obtain Seller financing for, or otherwise permit any Lien of any creditor of Seller to exist on, any portion of the Servicing Spread Collections without the prior written consent of Purchaser. Seller’s financial statements shall contain footnotes indicating that the Excess Servicing Spread has been sold, and Seller does not maintain any ownership interest therein.
     Section 7.17 Existence, etc.
     Seller shall:
          (a) preserve and maintain its legal existence and all of its material licenses required to service the Mortgage Loans;
          (b) comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending and real estate settlement procedures) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its ability to perform its obligations hereunder or under any other Transaction Document;
          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;
          (d) not move its chief executive office or chief operating office from the addresses referred to in Exhibit H unless it shall have provided Purchaser not less than thirty (30) days prior written notice of such change;
          (e) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. Seller and its subsidiaries shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it;

          (f) keep in full force and effect the provisions of its charter documents, by-laws, operating agreements or similar organizational documents in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Documents;
          (g) keep in full force and effect all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Document; and
          (h) comply with its obligations under the Transaction Documents to which it is a party and with the Pledge Agreement and each other agreement entered into with Freddie Mac and each other Agency.
     Section 7.18 Consent to Sub-Servicing.
     Subject to the rights of an applicable Agency, Seller will not permit any Person other than Bank of America, National Association to service the BA-Serviced Mortgage Loans or any Person other than Seller to service or sub-service the Nationstar-Serviced Mortgage Loans without the prior written consent of Purchaser, in each case other than third-party vendors customarily employed by servicers in the ordinary course of business in accordance with prudent mortgage servicing practices.
     Section 7.19 Nonpetition Covenant.
     Seller shall not, prior to the date that is one year and one day after the payment in full of the Excess Servicing Spread, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Purchaser under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Purchaser.
ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
     The obligations of Purchaser under this Agreement are subject to the satisfaction of the following conditions as of the Sale Date:
     Section 8.01 Correctness of Representations and Warranties.
     The representations and warranties made by Seller in this Agreement and each other Transaction Document to which Seller is a party are true and correct in all material respects.
     Section 8.02 Compliance with Conditions.

     All of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document required to be complied with and performed by Seller shall have been duly complied with and performed in all material respects.
     Section 8.03 Corporate Resolution.
     Purchaser shall have received from Seller a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request.
     Section 8.04 No Material Adverse Change.
     Between the date of execution of this Agreement and the Sale Date, there shall not have been any change to Seller’s financial condition or in the Mortgage Servicing Rights, the Mortgage Loans, the Related Escrow Accounts or to Seller’s relationship with, or authority from, any Agency that in each case will likely materially and adversely affect the consummation of the transactions contemplated hereby.
     Section 8.05 No Actions.
     There shall not have been commenced or, to the best of Seller’s knowledge, threatened any action, suit or proceeding which will likely materially and adversely affect the consummation of the transactions contemplated by any Transaction Document.
     Section 8.06 Consents.
     The parties shall have obtained all consents, approvals or other requirements of third parties required for the consummation of the transactions, including Owner approval as contemplated by Section 4.03.
     Section 8.07 Delivery of Transaction Documents.
     Seller shall have delivered copies of each executed Transaction Document that is entered into on the Sale Date or that was entered into prior to the Sale Date to Purchaser.
     Section 8.08 Certificate of Seller.
     Seller shall have provided Purchaser a certificate, substantially in the form attached hereto as Exhibit B, signed by an authorized officer of Seller dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Seller’s representations and warranties made in this Agreement and each other Transaction Document to which Seller is a party is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document to which Seller is a party that required to be complied with and performed by Seller at or prior to the Sale Date have been duly complied with and performed in all material respects; and (c) the conditions set forth in Section 8.04 and in Section 8.05 have been satisfied.

     Section 8.09 Valuation.
     Phoenix Capital Inc. shall have delivered to Purchaser its opinion that the Base Servicing Fee of the Mortgage Loans and the Purchase Price of the Excess Servicing Spread is fair and reasonable.
     Section 8.10 True Sale Opinion.
     Bingham McCutchen LLP shall have furnished their written opinion, in form and substance satisfactory to Purchaser, dated the Sale Date, with respect to the characterization of the transfer of the Excess Servicing Spread by Seller to Purchaser as a sale.
ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
     The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions as of the Sale Date:
     Section 9.01 Correctness of Representations and Warranties.
     The representations and warranties made by Purchaser in this Agreement are, and shall continue to be, true and correct in all material respects.
     Section 9.02 Compliance with Conditions.
     All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Purchaser shall have been duly complied with and performed in all material respects.
     Section 9.03 Corporate Resolution.
     Seller shall have received from Purchaser a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate authority as Seller or its counsel may reasonably request.
     Section 9.04 Certificate of Purchaser.
     Purchaser shall have provided Seller a certificate, substantially in the form attached hereto as Exhibit C, signed by an authorized officer of Purchaser dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Purchaser’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Purchaser at or prior to the Sale Date have been duly complied with and performed in all material respects; and (c) the conditions set forth in Section 9.05 and in Section 9.06 have been satisfied.

     Section 9.05 No Material Adverse Change.
     Between the date of execution of this Agreement and the Sale Date, there shall not have been any change to Purchaser’s financial condition that will likely materially and adversely affect the consummation of the transactions contemplated hereby.
     Section 9.06 No Actions.
     There shall not have been commenced or, to the best of Purchaser’s knowledge, threatened any action, suit or proceeding that will likely materially and adversely affect the consummation of the transactions contemplated hereby.
ARTICLE X
INDEMNIFICATION; CURE OR REPURCHASE
     Section 10.01 Indemnification by Seller.
     Seller shall indemnify, defend and hold Purchaser, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Purchaser Indemnitees”) harmless from and shall reimburse the applicable Purchaser Indemnitee for any Losses suffered or incurred by any Purchaser Indemnitee after the Sale Date which results from:
          (a) Any material breach of a representation or warranty by Seller, or non-fulfillment of any covenant or obligation of Seller, contained in this Agreement;
          (b) Any servicing act or omission of Bank of America, National Association or any prior servicer relating to any Mortgage Loan and any act or omission of any party related to the origination of any Mortgage Loan;
          (c) Any act, error or omission of Seller in servicing any of the Mortgage Loans, including improper action or failure to act when required to do so;
          (d) Litigation, proceedings, governmental investigations, orders, injunctions or decrees resulting from any of the items described in Section 10.01(a) — (c) above; and
          (e) Any exercise of any rights of setoff or other netting arrangements by any Agency against Seller that results in a decrease in Servicing Agreements termination payments due to Seller with respect to the Mortgage Loans from the Agency or in a shortfall of funds to pay the Excess Servicing Spread;
provided, however, that the applicable Purchaser Indemnitee has taken all reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses, which such failure of mitigation shall not relieve Seller of its indemnification obligations in this Section 10.01 but may affect the amount of such obligation. Purchaser shall notify Seller promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Seller shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Purchaser Indemnitee, but may not enter into any settlement without the prior written consent of the applicable Purchaser Indemnitee, which shall not be unreasonably withheld. A Purchaser Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself at its own expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Any exercise of such rights by a Purchaser Indemnitee shall not relieve Seller of its obligations and liabilities under this Section 10.01 or any other provision of this Agreement. With respect to any Third Party Claim subject to indemnification under this Agreement, the applicable Purchaser Indemnitee shall be required to cooperate in good faith with Seller to ensure the proper and adequate defense of such Third-Party Claim. For the avoidance of doubt, Seller’s obligations for Purchaser Indemnities shall not be limited to funds available in the Third Party Controlled Custodial Account or the Reserve Account.
     Section 10.02 Indemnification by Purchaser.
     Purchaser shall indemnify, defend and hold Seller, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Seller Indemnitees”) harmless from and shall reimburse the applicable Seller Indemnitee for any Losses suffered or incurred by any Seller Indemnitee which result from:
          (a) Any material breach of a representation or warranty by Purchaser, or non-fulfillment of any covenant or obligation of Purchaser contained in this Agreement; and
          (b) Litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Sale Date, resulting from any of the items described in Section 10.02(a) above;
provided, however, that the applicable Seller Indemnitee has taken all reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses, which such failure of mitigation shall not relieve Purchaser of its indemnification obligations in this Section 10.02 but may affect the amount of such obligation. Seller shall notify Purchaser promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Purchaser shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Seller Indemnitee, but may not enter into any settlement without the prior written consent of Purchaser, which shall not be unreasonably withheld. A Seller Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Any exercise of such rights by a Seller Indemnitee shall not relieve Purchaser of its obligations and liabilities under this Section 10.02 or any other provision of this Agreement. With respect to any Third

Party Claim subject to indemnification under this Agreement, the applicable Seller Indemnitee shall be required to cooperate in good faith with Purchaser to ensure the proper and adequate defense of such Third-Party Claim.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Costs and Expenses.
     Except as otherwise provided herein, Purchaser and Seller shall each pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby.
     Section 11.02 Confidentiality.
     Each party understands that certain information which it has been furnished and will be furnished in connection with this transaction, including, but not limited to information concerning business procedures, servicing fees or prices, Non Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), policies or plans of the other party or any of its affiliates, is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the party furnishing such information. Information which is generally known in the industry concerning a party or among such party’s creditors generally or which has been disclosed to the other party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser’s compliance with the terms of this Section 11.02. If Seller, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller’s compliance with the terms of this Section 11.02. Notwithstanding the terms of this Section 11.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each party agrees to promptly return to the other, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.

     Section 11.03 Broker’s Fees.
     Each party hereto represents and warrants to the other that it has made no agreement to pay any finder’s, agent’s, broker’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, other than Purchaser’s agreement with Phoenix Capital Inc. In the event Purchaser has entered or enters into an agreement to pay any finder’s, agent’s, broker’s, advisor’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, Purchaser shall be solely responsible for all such fees. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys’ fees) any claim based upon the other party’s actions in connection with such obligation.
     Section 11.04 Relationship of Parties.
     The Parties intend that the transactions contemplated in the Transaction Documents constitute arms-length transactions among third parties. Nothing contained in the Transaction Documents will establish any fiduciary, partnership, joint venture or similar relationship between or among the Parties except to the extent otherwise expressly stated therein.
     Section 11.05 Survival of Representations and Warranties.
     Each party hereto covenants and agrees that the representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Sale Date and each applicable Servicing Transfer Date.
     Section 11.06 Notices.
     All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service:
          (a) If to Purchaser, to:
Fortress Investment Group
1345 Avenue of the Americas
New York, NY 10105
Attn: Brian Sigman
Chief Financial Officer
(212) 479-5343
          (b) If to Seller, to:
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attn: Ron L. Fountain

Senior Vice President — Associate General Counsel
(469) 549-3163
or to such other address as Purchaser or Seller shall have specified in writing to the other.
     Section 11.07 Waivers.
     Either Purchaser or Seller may, by written notice to the other:
          (a) Extend the time for the performance of any of the obligations or other transactions of the other; and
          (b) Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder.
     The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.
     Section 11.08 Entire Agreement; Amendment.
     This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the sale of the Excess Servicing Spread and supersedes all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.
     Section 11.09 Binding Effect.
     This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.
     Section 11.10 Headings.
     Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
     Section 11.11 Applicable Law.
     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law. This Agreement shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Agreement or otherwise available at law or in equity but subject to the terms hereof, Purchaser shall have all rights and remedies of a secured party with respect to the Collateral under the laws of the State of New York and under any other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Agreement, to sell or apply any rights and other interests with respect to the Collateral assigned or pledged hereby in accordance with the terms hereof at public and private sale in accordance with the terms of this Agreement. The parties agree to waive trial by jury in the event of any dispute under this Agreement.
     Section 11.12 Incorporation of Exhibits.
     The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.
     Section 11.13 Counterparts.
     This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
     Section 11.14 Severability of Provisions.
     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto.
     Section 11.15 Public Announcement.
     No public release or statement concerning the subject matter of this Agreement shall be made by either party without the express written consent and approval of the other party, except as required by law or stock exchange rule.
     Section 11.16 Assignment.
     Seller may not assign, transfer, sell or subcontract all or any part of this Agreement, any interest herein or any of Seller’s interest in the Servicing Spread Collections other than the interest sold hereby without the prior written consent of Purchaser, provided that any successor to Seller must assume Seller’s obligations under this Agreement. Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, pledge, subdivide or otherwise deal with the Excess Servicing Spread or its rights under this Agreement on whatever terms Purchaser shall determine.
     Section 11.17 Third Party Beneficiaries.
     This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Purchaser and Seller, except as provided in Section 10.01 and in Section 10.02, provided that Purchaser and Seller reserve the right to modify any term of, or terminate, this Agreement, without the consent of any Purchaser Indemnitee or Seller Indemnitee.

     IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

NIC MSR I LLC
Purchaser

By: NIC MSR LLC, as Member

By:	/s/ Brian Sigman
Name:	Brian Sigman
Title:	Chief Financial Officer

NATIONSTAR MORTGAGE LLC
Seller

By: Name:	/s/ Gregory Oniu Gregory Oniu
Title:	Senior Vice President

EXHIBIT A
SCHEDULE OF MORTGAGE LOANS
AS OF SALE DATE
[SEPARATELY DELIVERED]

EXHIBIT B
SELLER’S OFFICER’S CERTIFICATE
(To be supplied on the Sale Date)
     I, _____________________________, a [Vice President] of Nationstar Mortgage LLC (the “Company”), pursuant to Section 8.08 of the Excess Servicing Spread Sale and Assignment Agreement by and between NIC MSR I LLC and the Company, dated as of December 8, 2011 (the “Agreement”), hereby certify on behalf of the Company that:
(i)	Each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;

(ii)	All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects; All conditions set forth in Sections 8.04 and 8.05 have been satisfied; and

(iii)	As of the date hereof, the Company has a Tangible Net Worth (as defined in the Agreement) of at least $150,000,000, and is not in default in any indebtedness in excess of $10,000,000.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 8, 2011.

By:

EXHIBIT C
PURCHASER’S OFFICER’S CERTIFICATE
(To be supplied on the Sale Date)
     I, Brian Sigman, Chief Financial Officer of NIC MSR LLC, the sole member of NIC MSR I LLC (the “Company”), pursuant to Section 9.05 of the Excess Servicing Spread Sale and Assignment Agreement by and between the Company and Nationstar Mortgage LLC, dated as of December 8, 2011 (the “Agreement”), hereby certify on behalf of the Company that:
(i)	Each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;

(ii)	All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects; and

(iii)	All conditions set forth in Sections 9.05 and 9.06 have been satisfied.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 8, 2011.

NIC MSR LLC

By: NIC MSR LLC, as member

By:

EXHIBIT D
LOCATION OF CREDIT FILES
350 Highland Drive
Lewisville, Texas 75067

EXHIBIT E
FORM OF SUMMARY REMITTANCE REPORT
[TO COME]

EXHIBIT F
FORM OF DELINQUENCY REPORT
[TO COME]

EXHIBIT G
FORM OF DISBURSEMENT REPORT
[TO COME]

EXHIBIT H
SELLER JURISDICTIONS AND RECORDING OFFICES
Chief Executive Office:
350 Highland Drive
Lewisville, Texas 75067
Recording Office:
Secretary of State, State of Delaware